UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2012
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Royal Mines and Minerals Corp. (the “Company”) entered into an agreement dated June 14, 2012 with Phoenix PMX LLC (“Phoenix PMX”). Under the terms of the Agreement, Phoenix PMX will provide funding of up to $600,000 to the Company to support the establishment of Pilot Plants in Scottsdale and Phoenix utilizing the Company’s proprietary Cholla Process for recovery of gold from fly ash and other materials. The funds will be advanced by Phoenix PMX in tranches of $100,000 per month commencing June 20, 2012. Each tranche will be secured by a promissory note payable 180 days from advancement of funds with interest at 8% per annum. At any time during the first three months of the Agreement, Phoenix PMX will have the option to convert the amount advanced into units on the basis of $0.05 per unit, with each unit consisting of one share of common stock of the Company and one common stock purchase warrant exercisable at $0.10 per share within one year from the date of issuance.

In consideration of Phoenix PMX providing the funding, Phoenix PMX shall be entitled to receive eighty percent (80%) of the after royalty amount received from the sale of gold recovered from the operation of the Plants until such time as Phoenix PMX has received 100% of the amount advanced (the “Payback Amount”) and thereafter shall be entitled to receive 60% of the after royalty amount obtained from the sale of gold recovered in the operation of the Plants. Upon the Payback Amount being reached, any remaining outstanding notes will be considered paid in full.

In the event that the Pilot Plant shall achieve commercial operation, Phoenix PMX will have the right to provide $5,000,000 of funding on the same terms and conditions for a full-scale plant; however, the funds advanced for the full-scale plant will not be convertible into securities of Royal Mines. Phoenix PMX will also have the first right of refusal to participate in any future plant developments, requiring financing up to $10,000,000, in North America within 36 months of signing this agreement.

Phoenix PMX will have the option, ninety (90) days following the first tranche of funding to elect not to proceed with the next three tranches of funding. If Phoenix PMX elects not to proceed, the total advanced and any interest accrued thereon will be converted into units on the basis set out above and Phoenix PMX will not be entitled to receive any further interest in the proceeds of the sale of gold from the Plants. If Phoenix PMX elects to proceed, Phoenix PMX will be obligated to complete the next three tranches.

If Phoenix PMX elects to proceed, Phoenix PMX may, within 180 days following the sixth tranche, elect to convert all, but not less than all, of the principal and interest outstanding into units on the basis set out above and Phoenix PMX will not be entitled to receive any further interest in the proceeds of the sale of gold from the Plants.

A copy of the Agreement is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS. (d) Exhibits

Exhibit
Number	Description of Exhibits

10.1	Agreement dated June 14, 2012 between the Company and Phoenix PMX LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.
Date: June 19, 2012
	By:	/s/ Jason S. Mitchell
JASON S. MITCHELL
Chief Financial Officer & Treasurer